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                                                                    EXHIBIT 11.1

                          DIGITAL VIDEO SYSTEMS, INC.
             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                                  (Unaudited)
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                                                                            Three Months                    Six Months
                                                                         Ended September 30,            Ended September 30,
                                                                     ---------------------------    --------------------------
                                                                        1996              1995          1996           1995
                                                                     -----------     -----------    -----------    -----------

Net loss                                                             $(2,079,922)    $(1,192,216)   $(4,881,902)   $(1,521,098)
                                                                     ===========     ===========    ===========    ===========
 Weighted average common shares outstanding                            8,951,752       3,361,526      7,281,023      3,361,526

 Common equivalent shares from  preferred stock issued
 during the twelve month period prior to the Company's
 proposed initial public offering                                              -         688,297        344,148        688,297

 Common equivalent shares from  warrants issued
 during the twelve month period prior to the Company's
 proposed initial public offering                                        700,000         700,000        700,000        700,000

 Common equivalent shares from stock options issued
 during the twelve month period prior to the Company's
 proposed initial public offering                                        451,135         451,135        451,135        451,135

 Common equivalent shares from common stock issued
 during the twelve month period prior to the Company's
 proposed initial public offering                                         30,376         152,326         91,351        152,326
                                                                     -----------     -----------    -----------    -----------
Shares used in computing net loss per share                           10,133,263       5,353,284      8,867,657      5,353,284
                                                                     ===========     ===========    ===========    ===========
Net loss per share                                                   $     (0.21)    $     (0.22)   $     (0.55)   $     (0.28)
                                                                     ===========     ===========    ===========    ===========

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